UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 14, 2026
EVgo Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39572	85-2326098
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1661 East Franklin Avenue
El Segundo, CA	90245
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (877) 494-3833

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Shares of Class A common stock, $0.0001 par value per share	EVGO	The Nasdaq Global Select Market
Redeemable warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50	EVGOW	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 18, 2026, the board of directors of EVgo Inc. (the “Company”) appointed Amber Scott as the Company's Chief Accounting Officer and Principal Accounting Officer, effective May 18, 2026. Ms. Scott will assume the responsibilities of Principal Accounting Officer from Keefer Lehner, the Company’s Chief Financial Officer. Mr. Lehner will continue in his role as the Company’s Chief Financial Officer and Principal Financial Officer. Ms. Scott will report to Mr. Lehner.

Ms. Scott, age 42, has more than 20 years of finance and accounting experience. From October 2024 to May 2026, she served as Vice President of Finance and Principal Accounting Officer at Redwood Materials, where she oversaw worldwide accounting and tax functions. Prior to that, from January 2023 to October 2024, Ms. Scott served as Senior Vice President of Finance and Chief Accounting Officer at Powin Energy. Earlier in her career, from April 2016 to January 2023, Ms. Scott served at Flex Ltd., where she held roles of increasing responsibility, most recently serving as Vice President of Global Corporate Accounting. Ms. Scott began her career at Deloitte & Touche LLP. She holds a Bachelor of Science in Business Administration from the University of Northern Colorado and is a licensed CPA in Colorado.

In connection with her appointment, Ms. Scott will receive an annual base salary of $380,000 and will be eligible to participate in the Company's annual bonus program with a target bonus of 55% of base salary. Ms. Scott will receive fiscal year 2026 long-term incentive equity awards with an aggregate target value of $550,000 (subject to the Company's equity award price floor), consisting of 50% RSUs and 50% PSUs. In addition, Ms. Scott will receive a one-time sign-on award of $450,000 in a combination of cash and RSUs, the RSU portion of which vests in equal installments on July 1, 2027 and July 1, 2028. All equity awards will be granted under the Company's 2021 Equity Incentive Plan and subject to the terms and conditions of the Company's standard form of award agreements.

There are no family relationships between Ms. Scott and any director or executive officer of the Company, or any person nominated or chosen by the Company to become a director or executive officer of the Company. Ms. Scott has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with her appointment as Chief Accounting Officer and Principal Accounting Officer, Ms. Scott will enter into the Company’s standard form of indemnification agreement for its executive officers, which requires the Company, among other things, to indemnify its executive officers against liabilities that may arise by reason of their status or service and to advance all expenses incurred by executive officers in investigating or defending any action, suit or proceeding.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 14, 2026, we held the Annual Meeting. At the close of business on March 19, 2026, the record date for the Annual Meeting, we had 313,579,998 shares of common stock outstanding. The holders of 270,471,892 shares of our common stock were present at the Annual Meeting, either virtually or by proxy, which constituted a quorum for the purpose of conducting business at the Annual Meeting.

Set forth below are the final voting results for each proposal submitted to a vote of the stockholders at the Annual Meeting.

Proposal No. 1 - Election of Directors

The following nominees were re-elected by our stockholders to serve as Class II directors for a three-year term expiring at the 2029 annual meeting of stockholders based on the following results of voting. Each director’s term continues until the election and qualification of his successor or until his earlier retirement, resignation, disqualification, removal, or death.

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Darpan Kapadia	209,632,639	17,740,467	43,098,786
Jonathan Seelig	203,373,256	23,999,850	43,098,786
Paul Segal	214,194,914	13,178,192	43,098,786

Proposal No. 2 - Ratification of Appointment of Independent Registered Public Accounting Firm

The appointment of KPMG LLP as our independent registered public accounting firm for the year ended December 31, 2026 was ratified by our stockholders based on the following results of voting:

Votes For	Votes Against	Abstentions	Broker Non-Votes
263,548,357	5,961,248	962,287	—

Proposal 3: Advisory vote on the compensation of the Company’s named executive officers.

The votes were cast as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
224,536,490	2,396,626	439,990	43,098,786

Proposal 4: Advisory vote on the frequency at which the Say-on-Pay vote at future annual meetings of stockholders will be held.

The votes were cast as follows:

One Year	Two Years	Three Years	Abstentions	Broker Non-Votes
226,454,728	134,812	342,472	441,094	43,098,786

In accordance with the recommendation of the Company's board of directors and based on the results of the advisory vote reported above, the Company has determined that it will hold future advisory votes on the compensation of the Company's named executive officers on an annual basis until the next required advisory vote on the frequency of stockholder advisory vote on the compensation of the Company's named executive officers.
Item 9.01. Financial Statements and Exhibits.
(d)Exhibits

Exhibit Number	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

EVgo Inc.

Date: May 19, 2026	By:	/s/ Keefer Lehner
	Name:	Keefer Lehner
	Title:	Chief Financial Officer
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